UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2017 (August 17, 2017)

Date of Report (Date of earliest event reported)

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

__________

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On August 17, 2017 Mr. Chris Beltgens gave notice to the Company that he intended to resign from his position as a member of the board of directors (the “Board”) of McorpCX, Inc. (the “Company”), effective on August 25, 2017. Mr. Beltgens has served on the Board since May 25, 2017, and served on the Company’s audit committee. The Company has initiated the process of identifying a new director to replace Mr. Beltgens.

Mr. Beltgens’ decision to resign from the Board was for personal reasons and not related to any disagreement with the Company’s management on any matter related to the Company’s operations, policies or practices.

A copy of the Company’s press release announcing the resignation of Mr. Beltgens is attached hereto as Exhibit 99.1.

ITEM 9.01	Exhibits

99.1	Press Release dated August 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McorpCX, INC.

Date:	August 23, 2017	By:	/s/MICHAEL HINSHAW
		Name:	Michael Hinshaw
		Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 23, 2017